關於「香港衛視文旅台」股權收購 - 備忘錄

甲方：Kreido Biofuels Inc.　　　　　　　　　　（下簡稱“甲方”）

乙方：香港衛視文化旅遊產業集團有限公司
　　　北京圓夢星光國際影視文化傳媒有限公司　　　（下簡稱“乙方”）

「甲方」為美國 OTC 粉版上市公司 Kreido Biofuels Inc. (股份編號 :KRBF)，負責在中國大陸及一帶一路沿線國家地區發掘有潛質的項目作深度合作，並將合作項目注入美國上市公司。

「乙方」的目標是成為國內外最具廣告文化和商業價值的電視媒體品牌，計劃在國內大型城市建立城市網絡台及城市運營中心，將香港衛視文旅台康養主題特色小鎮延伸到文旅產業新區；並計劃分別在俄羅斯、加拿大、澳洲、美國、英國等國家和地區建立落地海外運營中心。

「甲、乙雙方」經充份協商，達成本「股權收購 - 備忘錄」以進行對「乙方」公司股份之收購：

一、「甲方」有意向收購「乙方」70% 公司股權。

二、於簽署本「備忘錄」後之 6 個月內，「甲、乙雙方」需簽署另一份「正式收購協議」詳細列明下述收購基礎，否則本「備忘錄」予以取消。
- 收購股份比例，價格及動用資金數目；
- 相關收購流程；
- 「甲方」付款時間表及付款模式；股權重組後的股東持股量持股比例；
- 股權重組後的管理架構，如董事會、高管、監事會；
- 「甲、乙雙方」責任及權利，包括委派專業團隊之介入。

三、在需要時，「乙方」需提供予「甲方」一切有關「乙方」公司資料、公司文件、政府批文等，以配合「甲方」向美國證監進行公告。

四、「甲、乙雙方」自本「備忘錄」簽署日起，任何一方在未與對方協商並取得對方書面同意前，均不得向公眾或任何第三者披露有關本次合作。如任何一方因不遵守保密協議而造成任何一方損失或法律問題，都必須承擔一切經濟損失及法律責任。

五、本「備忘錄」正本一式兩份，「甲、乙雙方」簽署後各持一份。

六、本「備忘錄」自「甲、乙雙方」授權代表簽署/蓋章後 **6 個月** 內有效。「甲、乙雙方」可在「雙方」同意下終止本「備忘錄」，或以另一「正式收購協議」取代。

日期：2019 年　　月　　日

「甲方」
法定代表人

「乙方」
法定代表人